Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lydall, Inc. (the “Corporation”), does hereby constitute and appoint David Freeman and Thomas P. Smith, and each of them singly, as his agent and attorney-in-fact to do any and all things and acts in his name and in the capacities indicated below and to execute any and all instruments for him and in his name in the capacities indicated below which said David Freeman and Thomas P. Smith, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of the Corporation’s Annual Report on Form 10-K (the “Annual Report”) respecting the fiscal year ended December 31, 2003, including specifically, but not limited to, power and authority to sign for him in his name in the capacities indicated below the Annual Report and any and all amendments thereto, and each of the undersigned does hereby ratify and confirm all that said David Freeman and Thomas P. Smith, or either of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

/s/ ROGER M. WIDMANN Roger M. Widmann	Chairman of the Board and Director	February 26, 2004

/s/ DAVID FREEMAN David Freeman	President, Chief Executive Officer and Director	February 26, 2004

/s/ CHRISTOPHER R. SKOMOROWSKI Christopher R. Skomorowski	Executive Vice President, Chief Operating Officer and Director	February 26, 2004

/s/ KATHLEEN BURDETT Kathleen Burdett	Director	February 26, 2004

/s/ SAMUEL P. COOLEY Samuel P. Cooley	Director	February 26, 2004

/s/ W. LESLIE DUFFY W. Leslie Duffy	Director	February 26, 2004

/s/ MATTHEW T. FARRELL Matthew T. Farrell	Director	February 26, 2004

/s/ SUZANNE HAMMETT Suzanne Hammett	Director	February 26, 2004

/s/ S. CARL SODERSTROM, JR. S. Carl Soderstrom, Jr.	Director	February 26, 2004

/s/ ELLIOTT F. WHITELY Elliott F. Whitely	Director	February 26, 2004